Exhibit 10.33

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS [***]

NON-EXCLUSIVE LICENSE AGREEMENT

DATED AS OF MARCH 2, 2023

BY AND BETWEEN

THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

AND

OPUS GENETICS, INC.

EXHIBIT A	PENN PATENT RIGHTS
EXHIBIT B	COPY RIGHTS
EXHIBIT C	FORM OF JOINDER AGREEMENT

UNIVERSITY OF PENNSYLVANIA

NON-EXCLUSIVE LICENSE AGREEMENT

This License Agreement (this “Agreement”) is dated as of March 2, 2023 (the “Effective Date”) by and between The Trustees of the University of Pennsylvania, a Pennsylvania nonprofit corporation (“Penn”), and Opus Genetics Inc., a Delaware corporation (“Licensee”). Penn and Licensee may be referred to herein as a “Party” or, collectively, as “Parties”.

RECITALS:

WHEREAS, Penn owns and controls certain innovative technology for testing visual function using simulated living situations in individuals with visual disorders as further defined herein and described in [***], that was developed at Penn by Jean Bennett and others (as identified on the patents and patent applications) (the “Inventor(s)”);

WHEREAS, Penn filed patent application(s) listed in Exhibit A covering the technology; WHEREAS, Penn owns certain copyrights relating to the technology, as listed in Exhibit B;

WHEREAS, Penn desires to license, to Licensee, Penn’s intellectual property rights in such technology, in a manner that will benefit the public and best facilitate the distribution of useful products and the utilization of new technology, consistent with Penn’s educational and research missions and goals; and

WHEREAS, Licensee desires to license, from Penn, Penn’s intellectual property rights in such technology, to use such technology in connection with certain clinical trials, all on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1
“Administration” means a visit, of a particular enrolled subject of a Clinical Trial, during which the Product collects Results from such enrolled subject as part of such Clinical Trial. As used in this definition, “visit” is intended to align with the use of such term in the applicable Clinical Trial Protocol.

1.2
“Affiliate” means a Person that controls, is controlled by or is under common control with a Party, but only for so long as such control exists and, with respect to Licensee, that signs a Joinder Agreement consistent with the form set forth in Exhibit C. For the purposes of this Section 1.2, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person or entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.3
“Clinical Trial” means a clinical trial (whether denominated phase I, phase II, phase III or a combination of the foregoing) for the evaluation of treatments for retinal disorders caused by a mutation or mutations in the lebercilin (LCA5) gene resulting in Leber congenital amaurosis 5 (such treatments, “LCA5 Therapy”), conducted pursuant to an applicable Clinical Trial Protocol.

1.4
“Clinical Trial Protocol” means the project protocol applicable to a particular clinical trial, which shall have been approved by an applicable Institutional Review Board or equivalent ethics committee, and which applies with respect to such clinical trial.

1.5	“Commercially Reasonable Efforts” means [***].

1.6
“Confidential Information” of a Party, means (a) information relating to the business, operations or products of a Party or any of its Affiliates, including any know-how, that such Party discloses to the other Party under this Agreement, or otherwise becomes known to the other Party by virtue of this Agreement, and (b) the terms of this Agreement; provided that Confidential Information shall not include information that:

i.	is or becomes generally available to the public other than as a result of disclosure by the recipient;

ii.	is already known by or in the possession of the recipient at the time of disclosure by the disclosing Party;

iii.	is independently developed by recipient without use of or reference to the disclosing Party’s Confidential Information; or

iv.	is obtained by recipient from a Third Party that has not breached any obligations of confidentiality.

1.7
“Controlled” means, with respect to intellectual property rights, that a Party or one of its Affiliates owns or has a license or sublicense to such intellectual property rights and has the ability to provide to, grant a license or sublicense to, or assign its right, title and interest in and to, such intellectual property rights as provided for in this Agreement without violating the terms of any agreement or other arrangement with any Third Party.

1.8
“Copyright(s)” means any (a) copyright rights in the written materials, software, computer programs, documentation, algorithms, or other materials subject to copyright protection listed in Exhibit B Controlled by Penn as of the Effective Date, and (b) copyright rights in the written materials, software, computer programs, documentation, algorithms, or other materials subject to copyright protection Controlled by Penn after the Effective Date with respect to any Derivative Work(s).

1.9
“Derivative Works” means any modifications, adaptations, translations, abridgements of, or collective works of the written materials, software, computer programs, documentation, algorithms, or other materials subject to copyright protection listed in Exhibit B as defined by US copyright law.

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1.10
“Field of Use” means the Administration of the Product and/or evaluation of one or more subjects enrolled in a Clinical Trial, including, without limitation, data collection therefrom, preparation and maintenance of regulatory filings relating thereto, and any analysis or follow-up arising from such Clinical Trial.

1.11	“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

1.12
“Governmental Approval” means, with respect to a Product in a country or region, the approval, clearance, license, registration or authorization (including but not limited to emergency use authorization) by the relevant Governmental Body, if applicable, for the commercialization of such Product in such country.

1.13
“Governmental Body” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, provincial, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national or supranational organization or body; or (e) individual, entity, or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

1.14	“Intellectual Property” means the Penn Patent Rights and the Copyrights.

1.15	“Law” or “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Body.

1.16
“Patent Rights” means any of the following, whether existing now or in the future anywhere in the world: issued patent, including inventor’s certificates, substitutions, extensions, confirmations, reissues, re-examination, renewal or any like governmental grant for protection of inventions, and any pending application for any of the foregoing.

1.17
“Penn Patent Rights” means (a) the Patent Rights listed in Exhibit A Controlled by Penn as of the Effective Date, (b) any continuations, provisionals, continued prosecution applications, substitutions, extensions and term restorations, registrations, confirmations, reexaminations, renewals or reissues thereof, including divisions, but excluding continuations-in-part except to the extent of claims entirely supported in the specification and entitled to the priority date of the parent application, and (c) any corresponding foreign Patent Rights to the foregoing. Notwithstanding the above, Penn Patent Rights does not include the Carve-Out Patent Rights.

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1.18
“Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or agency or political subdivision thereof.

1.19
“Product” means: (a) any application, program, software, device, apparatus, product, process, service or method covered by a Valid Claim or whose use or practice would, absent the License, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim (“Method”) (b) any application, program, software, device, article, apparatus, product, process or any other material covered by a Valid Claim or whose manufacture, import, use offer for sale or sale would, absent the License, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim; (c) any application, program, software, device, service, article, apparatus, product, process or any other material imported, made, used or sold by or utilizing or practicing a Method; or (d) any application, program, software, device, apparatus, product, process, service or method, article, or any other material which incorporates, consists of, makes use of or is made through the use of Copyrights or constitutes an infringement, inducement of infringement or contributory infringement of any Copyright (this subsection (d), the “Copyright Product”).

1.20	“Result” means any observations or results of any Clinical Trial, including data, and the records created by or on behalf of Licensee pertaining thereto.

1.21	“Service Provider” means any Third Party providing services to Licensee in connection with or in preparation for a Clinical Trial, including but not limited to a contract research organization.

1.22
“Tax” means all taxes, duties, fees, premiums, assessments, imposts, levies, rates, withholdings, dues, government contributions and other charges of any kind whatsoever, whether direct or indirect, together with all interest, penalties, fines, additions to tax or other additional amounts, imposed by any Governmental Body.

1.23	“Third Party” means any Person other than Penn, Licensee or any of their respective Affiliates.

1.24	“United States” or “US” means the United States of America, its territories and possessions.

1.25	“USD” or “$” means the lawful currency of the United States of America.

1.26	“Use” means Administration of the Product in a Clinical Trial.

1.27
“Valid Claim” means a claim of (a) an issued and unexpired patent in Penn Patent Rights which claim has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no further appeal can be taken or has been taken within the time allowed for appeal, and has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer; or (b) a pending patent application that is included in Penn Patent Rights which was filed and is being prosecuted in good faith, and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application.

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1.28	Other Terms. The definition of each of the following terms is set forth in the section of the Agreement indicated below:

Defined Term	Section
Advance Payment	5.2(c)
Agreement	Preamble
Bankruptcy Action	8.3.3
Carve-Out Patent Rights	5.1(b)
Copyright Product	1.19
Effective Date	Preamble
Fees	4.2(a)
Financial Report	4.4
Historic Patent Cost	5.2(a)
Inventor(s)	Recitals
Issue Fee	4.1
LCA5 Therapy	1.3
License	2.1
Licensee	Preamble
Method	1.19
Ongoing Patent Costs	5.2(b)
Parties	Preamble
Party	Preamble
Patent Costs	5.2(a)
Patent Counsel	5.1(a)
Patent Termination Notice	5.3
PCI	6.2
Penn	Preamble
Penn Indemnitees	7.1.1
Progress Reports	3.2(a)
Pro Rata Share	5.2(b)
Prosecution Request	5.1(b)
Provider Agreement	2.3
Providers	2.3
Term	8

ARTICLE 2
LICENSES AND OTHER RIGHTS

2.1
Grant of License. Subject to the terms and conditions of this Agreement, Penn hereby grants to Licensee (i) a non-exclusive, non-sublicensable (except as extended to Providers as set forth in Section 2.3) license under Penn Patent Rights, in all jurisdictions where Penn Patent Rights exist, to make, have made, use, and import Product in the Field of Use during the Term and (ii) a non-exclusive, non-sublicensable (except as extended to Providers as set forth in Section 2.3) license under the Copyrights, in all jurisdictions where Copyrights exist, to, copy, reproduce, (as expressly authorized herein), distribute, publicly display (including to subjects enrolled in Clinical Trials), and publicly perform the Copyright Product in the Field of Use during the Term (collectively, the “License”). Except as set forth in Section 2.3, the License does not include the right to sublicense.

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2.2
Except as expressly permitted in this Agreement, Licensee shall not create Derivative Works of the Copyright Products in any manner or form; provided that Licensee may request prior written permission from Penn to make any material changes to the Copyright Products, including Derivative Works, which permission shall not be unreasonably withheld. Licensee shall provide a copy to Penn of any Derivative Works created by, on behalf of, or for the benefit of Licensee for purposes of Penn ensuring compliance with this Agreement. For clarity any Derivative Works created by, on behalf of, or for the benefit of Licensee (including by any Provider) are owned by Penn. In the event, any Derivative Works are created, Licensee shall assign, and ensure that any third party assigns all right, title and interest in and to such Derivative Works to Penn.

2.3
Notwithstanding anything to the contrary herein, Licensee is permitted to extend its rights under the License to and contract with its Affiliates and/or Service Providers (collectively, “Providers”) for research and development purposes only and may grant rights to such Providers solely to copy, display, perform, make, have made, or use Products, but shall not grant any rights to distribute, make derivatives works of, sell or have sold Products, provided that, in each case, (i) any work performed by Providers shall only be on behalf of and solely for the benefit of the Licensee, and (ii) Licensee enters into a written agreement with such Providers (“Provider Agreement”) requiring the Providers to comply with the terms and conditions of this Agreement, and (iii) Licensee shall provide Penn a copy of such Provider Agreement within [***] of such agreement’s execution, which may be redacted to the extent the terms thereof are not necessary to determine compliance with this Agreement, and (iv) Licensee remains primarily liable to Penn for any acts or omissions of Providers, and (v) any acts or omissions of Providers that would be a breach of this Agreement if performed or omitted by Licensee will be deemed a breach of this Agreement by Licensee, and (vi) Providers are prohibited from granting any rights to, distributing or otherwise transferring, the Copyrights or Penn Patent Rights to any party. Notwithstanding the foregoing, Penn reserves the right in its sole discretion to review redacted information in any Provider Agreement, which Licensee shall promptly provide following Penn’s written request.

2.4
Retained Rights. Penn retains the right under the Intellectual Property rights to: (a) conduct educational, research and clinical activities itself and (b) authorize non-commercial Third Parties to conduct educational, research and clinical activities.

2.5
U.S. Government Rights. The License is expressly subject to all applicable provisions of any license to the United States Government executed by Penn and is subject to any overriding obligations to the United States Federal Government under 35 U.S.C. §§200-212, applicable governmental implementing regulations, and the U.S. Government sponsored research agreement or other guidelines, including that products that result from intellectual property funded by the United States Federal Government that are sold in the United States be substantially manufactured in the United States. In the event that Licensee believes in good faith that substantial manufacture of such product is not commercially feasible in the United States and makes a request to Penn in writing to assist in obtaining a waiver of such requirement from the United States Government, then Penn shall, at the expense of Licensee, use reasonable efforts to assist in obtaining such waiver.

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2.6
No Implied License. Each Party acknowledges that the rights and licenses granted in this Agreement are limited to the scope expressly granted. Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party. All rights with respect to any know-how, patent or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.

2.7
Restrictions on Use. Licensee acknowledges that THE PRODUCT MAY NOT BE USED BY LICENSEE OR PROVIDERS OR ANY THIRD PARTY FOR PATIENT CARE OR DIAGNOSIS OR TREATMENT OF PATIENTS. USE IS LIMITED TO INTERNAL NON-COMMERCIAL INVESTIGATIONAL RESEARCH PURPOSES ONLY. For clarity, the foregoing is not intended to restrict the Use of the Product with respect to any Clinical Trial as authorized hereunder.

ARTICLE 3
DILIGENCE

3.1	General Diligence. Licensee shall use Commercially Reasonable Efforts to Use the Product in the Field of Use during the Term, in accordance with the terms and conditions of this Agreement.

3.2	Progress Reports.

(a)
On an annual basis, but in no event later than December 1st of each calendar year, Licensee shall submit to Penn a progress report (each, a “Progress Report”) covering Licensee’s (and any Providers’) activities related to the Use of all Products and the obtaining of Governmental Approvals necessary for Use of Products.

(b)	Each Progress Report must include all of the following for each annual period: [***].

ARTICLE 4
FINANCIAL PROVISIONS

4.1
Issue Fee. In partial consideration of the License, Licensee will pay to Penn on the Effective Date a license issue fee of [***]. The Issue Fee is non-refundable and non-creditable against any other amounts due by Licensee.

4.2	Fees

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(a)
As further consideration for the License, Licensee shall pay to Penn a non-refundable, non-creditable fee of [***] per Administration of the Product to an enrolled subject in a Clinical Trial. (“Fees”).

For clarity, [***].

(b)	Licensee must pay Fees owed to Penn on a calendar quarter basis on or before the following dates:

i.	[***] for any Administration that took place on or before the last day of the calendar quarter ending December 31, of the prior year;

ii.	[***] for any Administration that took place on or before the last day of the calendar quarter ending March 31 of such calendar year;

iii.	[***] for any Administration that took place on or before the last day of the calendar quarter ending June 30 of such calendar year; and

iv.	[***] for any Administration that took place on or before the last day of the calendar quarter ending September 30 of such calendar year.

4.3
Mode of Payment and Currency. All payments to Penn hereunder shall be made by deposit of USD in the requisite amount to the “The Trustees of the University of Pennsylvania” and will be made by delivery to any one of the following: [***]

Payments under this Agreement shall be made in USD. All Fees payable shall be calculated first in the currency of the jurisdiction in which payment was made, and if not in the United States, then converted into USD. The exchange rate for such conversion shall be the average of the rate quoted in The Wall Street Journal for the last business day of each month in the calendar quarter for such Fee payment made.

4.4
Fee Reports. Within [***] after the end of each calendar quarter [***], Licensee shall deliver to Penn a report (“Financial Report”) setting out all details necessary to calculate the Fee due under this Article 4 for such calendar quarter, including:

[***]Each Financial Report shall be in the form of the sample report attached hereto as Appendix I.

4.5
Late Payments. In addition to any other remedies available to Penn, including the right to terminate this Agreement, any failure by Licensee to make a payment within [***] after the date when due shall obligate Licensee to pay computed interest, the interest period commencing on the due date and ending on the actual payment date, to Penn at a rate per annum equal to [***], or the highest rate allowed by Law, whichever is lower.

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4.6
Default Payment. In the event of default in payment of any payment owing to Penn under the terms of this Agreement, and if it becomes necessary for Penn to undertake legal action to collect said payment, Licensee shall pay reasonable, documented out-of-pocket legal fees and costs incurred in connection therewith.

4.7	Accounting. Each Party shall calculate all amounts, and perform other accounting procedures required, under this Agreement and applicable to it in accordance with GAAP.

4.8
Books and Records. Licensee will keep, and, as applicable, cause its Affiliates to keep, accurate books and records of all Use of Products and all Provider Agreements and any agreements that involved Penn Patent Rights and/ or Copyrights. Licensee will preserve, and, as applicable, cause its Affiliates to preserve, these books and records for at least [***] from the date of the Financial Report to which they pertain. Upon reasonable notice and to the extent not prohibited by applicable privacy laws, key personnel, books and records will be made reasonably available and will be open to examination by representatives or agents of Penn during regular office hours to determine their accuracy and assess Licensee’s and, as applicable, its Affiliates’ compliance with the terms of this Agreement, provided that Licensee and, as applicable, its Affiliates shall not have an obligation to provide access to any given records more than once in any given [***] period.

4.9
Audits. In addition to the right of Penn to examine the books and records and interview key personnel as provided in Section 4.8 above, Penn, at its own cost, through an independent auditor reasonably acceptable to Licensee (and who has executed an appropriate confidentiality agreement reasonably acceptable to Licensee that requires the auditor to keep any information learned by it confidential except as needed to report its audit conclusions to Penn), may inspect and audit the relevant records of Licensee and its Affiliates, pertaining to the calculation of any Fees due to Penn under this Agreement. Licensee and, as applicable, its Affiliates shall provide such auditors with access to the records during reasonable business hours. Such access need not be given to any such set of records more often than [***] or more than [***] after the date of any report to be audited. Penn shall provide Licensee and, as applicable, its Affiliates with written notice of its election to inspect and audit the records related to the Fees due hereunder not less than [***] prior to the proposed date of review of Licensee’s and, as applicable, its Affiliates’ records by Penn’s auditors. Should the auditor find any underpayment of Fees by Licensee, Licensee shall (a) promptly pay Penn the amount of such underpayment; (b) shall reimburse Penn for the cost of the audit, if such underpayment equals or exceeds the higher of (i) [***] or (ii) [***]; and (c) provide such auditors with an audit right exercisable within [***] after Penn receives the audit report. If the auditor finds overpayment by Licensee, then Licensee shall have the right to deduct the overpayment from any future Fees due to Penn by Licensee. Licensee may designate competitively sensitive information which such auditor may see and review but which it may not disclose to Penn; provided, however, that such designation shall not restrict the auditor’s investigation or conclusions.

4.10
Taxes. All payments made by Licensee or its Affiliates to Penn under the Agreement shall be made free and clear of and without any deduction for or on account of any Taxes on or with respect to such payments.

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ARTICLE 5
INTELLECTUAL PROPERTY

5.1	Patent Filing Prosecution and Maintenance.

(a)
Penn Patent Rights will be held in the name of Penn and obtained with counsel selected by Penn and reasonably acceptable to Licensee (“Patent Counsel”). Penn shall control all actions and decisions with respect to the filing, prosecution and maintenance of Penn Patent Rights and will consider any reasonable comments or suggestions by Licensee with respect to same. Penn will instruct Patent Counsel to copy Licensee on all correspondence related to Penn Patent Rights (including copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application) and to interact with Licensee with respect to the preparation, filing, prosecution and maintenance of Penn Patent Rights. Penn has the right to take action to preserve rights and minimize cost whether or not Licensee has commented, and will use reasonable efforts to not allow any Penn Patent Rights for which Licensee is licensed and is underwriting the costs to lapse or become abandoned without Licensee’s written authorization under this Agreement, except for filing of continuations, divisionals, or the like that substitute for the lapsed application, provided that, Penn shall have no requirement to file, prosecute, or maintain Penn Patent Rights if Licensee is not current with the Patent Cost obligations as set forth in this Agreement. For the purposes of this Agreement, “maintenance” of the Penn Patent Rights includes inter partes patent review proceedings before the USPTO or a similar patent administration outside the US.

(b)
Licensee has the right to request that a patent application be filed in a country or territory via a written request to Penn [***] prior to the deadline set by the patent office in the territory in which filing is to take place (“Prosecution Request”). [***].

5.2	Patent Costs.

(a)
Within [***] of the Effective Date, Licensee will reimburse Penn for all out-of pocket costs for the filing, prosecution and maintenance of Penn Patent Rights, including all accrued attorney fees, expenses, official and filing fees (“Patent Costs”), incurred prior to the Effective Date (“Historic Patent Costs”), which are estimated to be approximately [***] as of the Effective Date.

(b)	Licensee will bear a Pro Rata Share of all Patent Costs incurred during the Term (“Ongoing Patent Costs”). The “Pro Rata Share” will be calculated by [***].

(c)
At any time, at Penn’s request, Licensee shall pay in advance the Patent Counsel’s estimated costs for undertaking material patent actions before Penn authorizes the Patent Counsel to proceed (“Advance Payment”). Notwithstanding whether Licensee makes an Advance Payment for any patent action, Licensee shall bear all Patent Costs incurred during the Term and shall pay such amounts within [***] of receipt of invoice for such patent actions. For clarity, the term “Patent Costs” means and includes Historic Patent Costs and Ongoing Patent Costs.

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5.3
Termination of Rights in, and Obligations with respect to, Certain Penn Patent Rights. Licensee may terminate its rights in, and obligations with respect to any or all of Penn Patent Rights by providing written notice to Penn (“Patent Termination Notice”). Termination of Licensee’s rights in and obligation with respect to such Penn Patent Right will be effective [***] after receipt of such Patent Termination Notice by Penn. Penn will use reasonable efforts to curtail Patent Costs chargeable to Licensee under this Agreement after the receipt of the Patent Termination Notice is received. Penn may continue prosecution and maintenance of such Patent Rights at its sole discretion and expense, and such Patent Rights will then be Carve-Out Patent Rights and therefore not subject to this Agreement, including the License, and Licensee will have no further rights or license to them.

5.4	Infringement.

(a)
Notice. Each party will notify the other promptly of any infringement of the Intellectual Property rights that may come to its attention. Both Penn and Licensee will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

(b)	Control. As between Licensee and Penn, Penn shall have the exclusive right to initiate litigation with respect to infringement of the Intellectual Property rights.

(c)
Cooperation. In any litigation under this Paragraph 5.4, each Party, at the request and sole expense of the other Party, will provide reasonable cooperation to such other Party. This Paragraph 5.4 will not be construed to require either Party to undertake any activities, including legal discovery, at the request of any Third Party, except as may be required by lawful process of a court of competent jurisdiction.

5.5	Marking.

(a)	Patent. Licensee shall maintain any patent notice included by Penn on any Product (or its packaging where appropriate and practicable) Used under this Agreement.

(b)	Copyright. Licensee shall maintain markings included by Penn on any Product (or its packaging where appropriate and practicable) Used under this Agreement, including the following:

© 2022. The Trustees of the University of Pennsylvania.

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5.6	Confidentiality.

(a)
Each Party agrees that, for the Term and for [***] thereafter, such Party shall (i) use the same degree of care to maintain the secrecy of the Confidential Information of the other Party that it uses to maintain the secrecy of its Confidential Information of like kind, (ii) use the Confidential Information of the other Party only to accomplish the purpose of this Agreement or for audit or management purposes and (iii) ensure that any employees, customers, and distributors are bound to it by similar obligations of confidence and to make sure such disclosure occurs only as required to accomplish the purposes of this Agreement.

(b)
A Party may disclose the Confidential Information of the other Party to the extent required by Law or court order; provided, however, that the recipient promptly provides to the disclosing Party prior written notice of such disclosure and provides reasonable assistance in obtaining an order or other remedy protecting the Confidential Information from public disclosure.

ARTICLE 6
REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:

(a)	such Party is duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization;

(b)	such Party has taken all action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

(c)
this Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as enforcement may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and

(d)	such Party has all right, power and authority to enter into this Agreement, to perform its obligations under this Agreement.

6.2	[***].

6.3	Disclaimer of Representations and Warranties.

(a)
Other than the representations and warranties provided in Section 6.1 and representations in Section 6.2 above, PENN MAKES NO REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND EXPLICITLY DISCLAIMS ANY REPRESENTATION AND WARRANTY, INCLUDING WITH RESPECT TO ANY ACCURACY, COMPLETENESS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, COMMERCIAL UTILITY, NON-INFRINGEMENT OR TITLE FOR THE INTELLECTUAL PROPERTY, PATENT RIGHTS, COPYRIGHT RIGHTS, LICENSE AND ANY PRODUCT.

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(b)	Furthermore, nothing in this Agreement will be construed as:

i.	A representation or warranty by Penn as to the validity or scope of any Intellectual Property rights;

ii.
A representation or warranty that anything made, used, sold or otherwise disposed of under the License is or will be free from infringement of patents, copyrights, trademarks or any other forms of intellectual property rights or tangible property rights of Third Parties;

iii.	Obligating Penn to bring or prosecute actions or suits against Third Parties for patent, copyright or trademark infringement;

iv.
Conferring by implication, estoppel or otherwise any license or rights under any Intellectual Property rights of Penn other than as set forth herein, regardless of whether such Intellectual Property rights are dominant or subordinate to the Intellectual Property rights under the License; and

v.	Obligating Penn to furnish any know-how.

6.4	Covenants .

6.4.1
Licensee and its Affiliates will not, directly or indirectly (including where such is done by a Third Party on behalf of Licensee or its Affiliates, at the urging of Licensee or its Affiliates or with the assistance of the Licensee or its Affiliates) challenge the validity, scope, or enforceability of or otherwise oppose any Intellectual Property right, provided that if any Intellectual Property rights are asserted against Licensee or its Affiliate for activities authorized under this Agreement, then such Licensee or its Affiliates is entitled to all and any defenses available to it including challenging the validity or enforceability of such Intellectual Property rights.

6.4.2
Licensee and its Affiliates will comply with all Laws that apply to its activities or obligations under this Agreement. For example, Licensee and its Affiliates will comply with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the applicable agency of the United States government and/or written assurances by Licensee and/or its Affiliates that Licensee and/or its Affiliates will not export data or commodities to certain foreign countries without prior approval of the agency.

6.4.3	Licensee will not grant a security interest in the License or this Agreement.

ARTICLE 7
INDEMNIFICATION; INSURANCE AND LIMITATION OF LIABILITY

7.1	Indemnification by Licensee.

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7.1.1
Licensee shall defend, indemnify and hold Penn and its respective trustees, officers, faculty, students, employees, contractors and agents (the “Penn Indemnitees”) harmless from and against any and all liability, damage, loss, cost or expense (including reasonable attorneys’ fees), including, without limitation, bodily injury, risk of bodily injury, death and property damage to the extent arising out of Third Party claims or suits related to (a) this Agreement, Provider Agreements, or Joinder Agreements, including (i) the use or other disposition of any Product (including any product liability claim), (ii) any claim by a Third Party that the practice of Intellectual Property rights or creation of any Derivative Works or the design, use, or other disposition of any Product infringes or violates any patent, copyright, trade secret, trademark or other intellectual property right of such Third Party, or (iii) any breach of this Agreement or Laws by Licensee or its Affiliates or Service Providers and (b) Licensee’s or its Affiliates’ or its Service Providers’ negligence, omissions or willful misconduct, provided that Licensee’s obligations pursuant to this Section 7.1 shall not apply to the extent such claims or suits result from (1) the gross negligence or willful misconduct of any of Penn Indemnitees as determined by a court of law or (2) any exercise of Penn’s retained rights pursuant to Section 2.4.

7.1.2
As a condition to a Penn Indemnitee’s right to receive indemnification under this Section 7.1, Penn shall: (a) promptly notify Licensee as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; (b) reasonably cooperate, and cause the individual Penn Indemnitees to reasonably cooperate, with Licensee in the defense, settlement or compromise of such claim or suit; and (c) permit the Licensee to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel. In no event, however, may Licensee compromise or settle any claim or suit in a manner which (i) admits fault or negligence on the part of Penn or any other Penn Indemnitee; (ii) commits Penn or any other Penn Indemnitee to take, or forbear to take, any action, without the prior written consent of Penn, or (iii) grant any rights under the Intellectual Property rights. Penn shall reasonably cooperate with Licensee and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.

7.1.3
Notwithstanding Section 7.1.2 above, in the event that a bona fide conflict exists between Licensee and Penn or any other Penn Indemnitee with respect to a claim or suit subject to indemnification hereunder, then Penn or any other Penn Indemnitee shall have the right to defend against any such claim or suit itself, including by selecting its own counsel, with any documented and reasonable attorney’s fees and litigation expenses being paid for by [***]. [***].

7.2	Insurance.

7.2.1
Licensee, at its sole cost and expense, must insure Licensee’s and its Providers’ (if any) activities in connection with the exercise of rights and performance of obligations under this Agreement and obtain, and keep in force and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

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i.	Each occurrence	$[***];

ii.	General aggregate	$[***];

Prior to the commencement of Clinical Trials, if applicable, involving Product:

iii.	Clinical trials liability insurance	$[***]

Penn may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 7.2.1 and has the right to require adjustments to such limits in Penn’s reasonable discretion.

7.2.2
If the above insurance is written on a claims-made form, it shall continue for [***] following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement (or the date of commencement of Clinical Trials, as applicable to the insurance required under Section 7.2.1.iii).

7.2.3	Licensee expressly understands, however, that the coverages and limits in Section 7.2.1 do not in any way limit Licensee’s liability or indemnification obligations. The insurance will:

i.	Be issued by an insurance carrier with an A.M. Best rating of “A” or better;

ii.	Provide for [***] advance written notice to Penn of any cancellation or termination of such coverages;

iii.	State that Penn is endorsed as an additional insured with respect to the coverages in Section 7.2.1; and

iv.
Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by Penn.

7.2.4
Licensee must furnish to Penn with (i) valid certificate of insurance evidencing compliance with all requirements of this Agreement and (ii) additional insured endorsements for applicable policies naming “The Trustees of the University of Pennsylvania” as an additional insured. Licensee must furnish all documents within [***] of the Effective Date, once per year thereafter and at any time there is a modification in such insurance.

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7.3
LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY BREACH HEREOF. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL LIMIT LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7.1 ABOVE OR SHALL LIMIT PENN’S REMEDIES OR ABILITY TO RECOVER DAMAGES, INCLUDING INCREASED DAMAGES, FOR WILLFUL INFRINGEMENT IN THE EVENT PENN ASSERTS ITS INTELLECTUAL PROPERTY RIGHTS.

ARTICLE 8
TERM AND TERMINATION

8.1
Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated sooner as provided below, shall continue in full force and effect until six (6) months after the conclusion of all Clinical Trials.

8.2
Termination of the Agreement for Convenience. At any time during the Term, Licensee may, at its convenience, terminate this Agreement upon providing at least [***] prior written notice to Penn of such intention to terminate, provided that Licensee (i) ceases and causes its Affiliates to cease, using the License and any Product and (ii) terminates any Joinder Agreements and Provider Agreements.

8.3	Termination For Cause.

8.3.1
If Licensee fails to fulfill its obligations under Section 3.1 (i.e. use Commercially Reasonable Efforts to Use the Product), Penn may provide written notice to Licensee of such failure. If Licensee fails to address such failure to the reasonable satisfaction of Penn within [***] of receiving such written notice, Penn may terminate this Agreement upon written notice to Licensee.

8.3.2
If Licensee materially breaches any of its material obligations under this Agreement (other than Section 3.1), Penn may give to Licensee a written notice specifying the nature of the default, requiring it to cure such breach, and stating its intention to terminate this Agreement. If such breach is not cured within [***] of such notice, such termination shall become effective upon a notice of termination by Penn thereafter. For clarity, a breach of a material obligation includes: [***].

8.3.3
In addition to all other remedies available to it, Penn may terminate this Agreement, upon written notice, with immediate effect, upon a breach of [***], provided, however, that in the event that, in the sole discretion of Penn, such breach is curable without adverse effect on Penn, Licensee will have [***] from receipt of such written notice to cure any breach under [***] and, if so cured, the Agreement shall not terminate.

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8.3.4
Penn may terminate this Agreement, upon written notice, with immediate effect if, at any time, Licensee is unable to pay its debts, when they come due, or files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of Licensee or of its assets, or if Licensee proposes a written agreement of composition or extension of its debts, or if Licensee is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within [***] after the filing thereof, or if Licensee proposes or is a party to any dissolution or liquidation, or if Licensee makes an assignment for the benefit of its creditors of all or substantially all its assets (in each case, “Bankruptcy Action”).

8.4	Effects of Termination.

8.4.1	Notwithstanding the termination of this Agreement, the following provisions shall survive: Sections 4.8 - 4.10, inclusive, 5.6, 6.1, 6.2, and 8.4 and Articles 7 and 9.

8.4.2
Termination of this Agreement shall not relieve the Parties of any obligation or liability that, at the time of termination, has already accrued hereunder, or which is attributable to a period prior to the effective date of such termination. Termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

ARTICLE 9
ADDITIONAL PROVISIONS

9.1
Relationship of the Parties. Nothing in this Agreement is intended or shall be deemed, for financial, tax, legal or other purposes, to constitute a partnership, agency, joint venture or employer-employee relationship between the Parties. The Parties are independent contractors and at no time will either Party make commitments or incur any charges or expenses for or on behalf of the other Party.

9.2
Expenses. Except as otherwise provided in this Agreement, each Party shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

9.3
Use of Names. Licensee and its Providers may not use the name, logo, seal, trademark, or service mark (including any adaptation of them) of Penn or any Penn school, organization, employee, student or representative, without the prior written consent of Penn (except as required by Section 5.5). Notwithstanding the foregoing, Licensee may use the name of Penn in a non-misleading and factual manner solely in (a) executive summaries, business plans, offering memoranda and other similar documents used by Licensee for the purpose of raising financing for the operations of Licensee as related to Product, or entering into commercial contracts with Third Parties, but in such case only to the extent necessary to inform a reader that the Intellectual Property rights has been licensed by Licensee from Penn, and to inform a reader of the identity and published credentials of Inventors of the Intellectual Property, and (b) any securities reports required to be filed with the Securities and Exchange Commission.

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9.4
No Discrimination. Neither Penn nor Licensee or its Affiliates will discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, handicap, or veteran status.

9.5	Successors and Assignment.

9.5.1	The terms and provisions hereof shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns.

9.5.2
Licensee may not assign or transfer this Agreement or any of Licensee’s rights or obligations created hereunder, by operation of law or otherwise, without the prior written consent of Penn, provided that Penn shall not unreasonably withhold, condition or delay its consent. Licensee may assign or transfer this Agreement in its entirety without the consent of Penn in connection with a merger, consolidation, or sale or transfer of all or substantially all of its assets, without any requirement to obtain Penn’s consent, to an unrelated third party entity provided that: (i) [***]; (ii) there exists no breach by Licensee or its Affiliates of any term of this Agreement, including those caused by a Provider, and Licensee is not in breach of payment or diligence obligations hereunder that has not been cured as of the consummation of such transaction; (iii) the Licensee delivers to Penn [***] written notice of the proposed assignment when such notice may be provided in accordance with applicable securities laws and non-disclosure agreements, (iv) the assignee agrees in writing to be legally bound by this Agreement and to deliver to Penn an updated Clinical Trial Protocol within [***] after the closing of the proposed transaction and (v) the assignment is made as a part of and in connection with an asset sale, stock sale, merger or other combination, or any other transfer of Licensee’s entire business. Any permitted assignment will not relieve Licensee of responsibility for performance of any obligation of Licensee that has accrued at the time of the assignment.

9.5.3	Any assignment not in accordance with this Section 9.5 shall be void.

9.6
Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.7
Entire Agreement of the Parties; Amendments. This Agreement, the Exhibits and Appendices or Schedules hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter hereof and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in a writing referencing this Agreement and signed by a duly authorized officer of each Party.

9.8
Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding application of any conflict of laws principles that would require application of the law of a jurisdiction outside of the Commonwealth of Pennsylvania.

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9.9
Dispute Resolution. If a dispute arises between the Parties concerning this Agreement, then the Parties will confer, as soon as practicable, in an attempt to resolve the dispute. If such dispute remains unresolved, it will be escalated to Licensee’s Chief Executive Officer and Penn Center for Innovation’s Managing Director or their respective designee(s), for discussion in good faith. If the Parties are unable to resolve such dispute amicably within [***] of submission to such officers, then the Parties will submit to the exclusive jurisdiction of, and venue in, the state and Federal courts located in the Eastern District of Pennsylvania.

9.10
Notices and Deliveries. Any notice, request, approval or consent required or permitted to be given under this Agreement shall be in writing and directed to a Party at its address or facsimile number shown below or such other address or facsimile number as such Party shall have last given by notice to the other Party. A notice will be deemed received: if delivered personally, on the date of delivery; if mailed, five (5) days after deposit in the United States mail; if sent via courier, one (1) business day after deposit with the courier service; or if sent via facsimile, upon receipt of confirmation of transmission provided that a confirming copy of such notice is sent by certified mail, postage prepaid, return receipt requested.

For Penn Penn Center for Innovation University of Pennsylvania 3600 Civic Center Blvd., 9th Floor Philadelphia, PA 19104-4310 Attention: Managing Director	with a copy to: University of Pennsylvania Office of General Counsel 2929 Walnut Street, Suite 400 Philadelphia, PA 19104-5509 Attention: General Counsel
For Licensee: Opus Genetics, Inc 223 S. West Street, Suite 900 Raleigh, NC 27603 Attention: Chief Executive Officer	with a copy to: Smith, Anderson, Blount, Dorsett, Mitchel & Jernigan, LLP 150 Fayetteville Street, Suite 2300 Raleigh, NC 27601 Attention: [***]

9.11
Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any other term or condition hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

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9.12
Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under law, but if any provision of this Agreement is held to be prohibited by or invalid under law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The Parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.

9.13
Interpretation. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to Articles and Sections of, Schedules and Exhibits to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. Unless the context otherwise requires, countries shall include territories. References to any specific Law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement Law thereto.

9.14
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

9.15
Timely Countersignature. The terms and conditions of this Agreement shall, at Penn’s sole option, be considered by Penn to be withdrawn from Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by Licensee and a fully executed original is received by Penn within thirty (30) days from the date of Penn’s signature found below.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, duly authorized representatives of the Parties executed this Agreement as of the Effective Date.

THE TRUSTEES OF THE UNIVERSITY OF OPUS GENETICS, INC.
PENNSYLVANIA

By:	/s/ Benjamin C. Dibling, Ph.D.	By:	/s/ Ben Yerxa

Name:	Benjamin C. Dibling, Ph.D	Name:	Ben Yerxa
Title:	Deputy Managing Director, Penn Center for Innovation	Title:	Chief Executive Officer
Date:	3/2/2023	Date:	Mar 3, 2023

[Signature Page to License Agreement]

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Exhibit A

Patents and Patent Applications in Penn Patent Rights

[***]

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Exhibit B

Copyrights

[***]

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Exhibit C
Form of Joinder Agreement

[***]

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